Exhibit (i)(17)

January 30, 2012

As Wisconsin corporate counsel for Artisan Partners Funds, Inc. (the “Registrant”), we consent to the incorporation by reference of our opinion for each of the Registrant’s series, filed with the Registrant’s registration statement on Form N-1A, Securities Act File No. 33-88316, on each of the dates listed below:

Series	Date of Opinion	Date of Filing

Artisan Mid Cap Fund	April 10, 1997	April 11, 1997

Artisan Small Cap Value Fund	June 6, 1997	June 6, 1997

Artisan Mid Cap Fund-Institutional Shares	April 28, 2000	April 28, 2000

Artisan Mid Cap Value Fund-Investor Shares	November 30, 2000	November 30, 2000

Artisan International Small Cap Fund-Investor Shares	September 4, 2001	September 4, 2001

Artisan International Value Fund-Investor Shares	June 6, 2002	June 7, 2002

Artisan Value Fund (formerly Artisan Opportunistic Value Fund)-Investor Shares	March 20, 2006	March 21, 2006

Artisan Emerging Markets Fund- Institutional Shares	June 23, 2006	June 26, 2006

Artisan International Value Fund- Institutional Shares	September 26, 2006	September 26, 2006

Artisan Global Value Fund-Investor Shares	December 3, 2007	December 3, 2007

Artisan Emerging Markets Fund-Advisor Shares	April 14, 2008	April 14, 2008

Exhibit (i)(17)

Series	Date of Opinion	Date of Filing

Artisan Growth Opportunities Fund (formerly Artisan Opportunistic Growth Fund)-Investor Shares	August 29, 2008	August 29, 2008

Artisan Small Cap Fund-Investor Shares	January 20, 2009	January 28, 2009

Artisan International Fund-Investor Shares	January 20, 2009	January 28, 2009

Artisan International Fund-Institutional Shares	January 20, 2009	January 28, 2009

Artisan Global Equity Fund-Investor Shares	March 24, 2010	March 26, 2010

Artisan Value Fund-Institutional Shares	July 21, 2011	July 25, 2011

Artisan Growth Opportunities Fund-Institutional Shares	July 21, 2011	July 25, 2011

In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required under Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

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